Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-41806, 33-42845, 33-42846, 33-48404, 33-61494, 33-64202, 33-64204, 33-95616, 333-11201, 333-11199, 333-36009, 333-36007, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170, 333-27733 and 333-70846.

/s/ Arthur Andersen LLP

Boston, Massachusetts

March 18, 2002